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Exhibit 21

Subsidiaries of Clean Harbors, Inc.

Subsidiary	Jurisdiction of Organization
510127 NB Inc.*	New Brunswick
677244 NB Inc.*	New Brunswick
Altair Disposal Services, LLC	Delaware
ARC Advanced Reactors and Columns, LLC	Delaware
Baton Rouge Disposal, LLC	Delaware
BCT Structures Inc.*	Alberta
Bridgeport Disposal, LLC	Delaware
Cat Tech International, Ltd.*	Bahamas
CH Canada GP, Inc.*	Ontario
CH Canada Holdings Corp.*	Nova Scotia
CH International Holdings, LLC	Delaware
Clean Harbors (Mexico), Inc.	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Antioch, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada LP*	Ontario
Clean Harbors Canada, Inc.*	New Brunswick
Clean Harbors Caribe, Inc.*	Puerto Rico
Clean Harbors Catalyst Services Trinidad Limited*	Trinidad
Clean Harbors Catalyst Services, LLC	Delaware
Clean Harbors Catalyst Services LP*	Alberta
Clean Harbors Catalyst Services Ltd.*	Nova Scotia
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Clive, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, LLC	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Development, LLC	Delaware
Clean Harbors Directional Boring Services, ULC*	Alberta
Clean Harbors Directional Boring Services LP*	Alberta
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors El Dorado, LLC	Delaware
Clean Harbors Energy and Industrial Services Corp.*	Alberta
Clean Harbors Energy and Industrial Services LP*	Alberta
Clean Harbors Energy and Industrial Western Ltd.*	Alberta
Clean Harbors Energy Services ULC*	Alberta
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors Exploration Services, Inc.	Nevada
Clean Harbors Exploration Services, ULC*	Alberta
Clean Harbors Exploration Services LP*	Alberta
Clean Harbors Florida, LLC	Delaware

Subsidiary	Jurisdiction of Organization
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors Industrial Services Canada, Inc.*	Alberta
Clean Harbors Industrial Services, Inc.	Delaware
Clean Harbors Kansas, LLC	Delaware
Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, LLC	Delaware
Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lodging Services LP*	Alberta
Clean Harbors Lodging Services, ULC*	Alberta
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Lone Star Corp.	Delaware
Clean Harbors Los Angeles, LLC	Delaware
Clean Harbors Mercier, Inc.	Quebec
Clean Harbors of Baltimore, Inc.	Delaware
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc.	Delaware
Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors PPM, LLC	Delaware
Clean Harbors Production Services, ULC*	Alberta
Clean Harbors Quebec, Inc.*	Quebec
Clean Harbors Recycling Services of Chicago, LLC	Delaware
Clean Harbors Recycling Services of Ohio LLC	Delaware
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors San Leon, Inc.	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Surface Rentals, ULC*	Alberta
Clean Harbors Surface Rentals Partnership*	Alberta
Clean Harbors Surface Rentals USA, Inc.	Delaware
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Clean Harbors Wilmington, LLC	Delaware
Crowley Disposal, LLC	Delaware
CTVI Inc.*	Virgin Islands
Disposal Properties, LLC	Delaware
Environnement Services Et Machinerie E.S.M. Inc.*	Quebec
Envirosort Inc.	Alberta
Gizzco Camp Services, ULC*	British Columbia
GSX Disposal, LLC	Delaware
Heckmann Environmental Services, Inc.	Delaware
Hilliard Disposal, LLC	Delaware
JL Filtration Inc.*	Alberta
JL Filtration Operating Limited Partnership*	Alberta
Laidlaw Environmental Services de Mexico S.A. de C.V.*	Mexico
Murphy's Waste Oil Service, Inc.	Massachusetts
Plaquemine Remediation Services, LLC	Delaware
Roebuck Disposal, LLC	Delaware
Safety-Kleen de Mexico, S. de R.L. de C.V.*	Mexico
Safety-Kleen Canada Inc.*	New Brunswick

Subsidiary	Jurisdiction of Organization
Safety-Kleen Envirosystems Company	California
Safety-Kleen Envirosystems Company of Puerto Rico, Inc.	Indiana
Safety-Kleen, Inc.	Delaware
Safety-Kleen International, Inc.	Delaware
Safety-Kleen International Asia Investment Company Limited*	Hong Kong
Safety-Kleen of California, Inc.	California
Safety-Kleen Systems, Inc.	Wisconsin
Sanitherm, ULC*	Alberta
Sanitherm USA, Inc.	Delaware
Sawyer Disposal Services, LLC	Delaware
Service Chemical, LLC	Delaware
SK Holding Company, Inc.	Delaware
SK D'Incineration Inc.*	Quebec
SK Servicios Ambientales Administrativos, S. de R.L. de C.V.*	Mexico
Spring Grove Resource Recovery, Inc.	Delaware
The Solvents Recovery Service of New Jersey, Inc.	New Jersey
Thermo Fluids, Inc.	Delaware
Tri-vax Enterprises Ltd.*	Alberta
Tulsa Disposal, LLC	Delaware
Versant Energy Services, Inc.	Delaware
Versant Energy Services, LP*	Alberta

*
Foreign entity or subsidiary of foreign entity

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  Exhibit 21
Subsidiaries of Clean Harbors, Inc.